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                                                                   Exhibit 10(q)


                              EMPLOYMENT AGREEMENT

     This AGREEMENT ("Agreement") effective as of _______________ is entered into by and between the Sigma-Aldrich Corporation, a Delaware corporation ("Company") and _______________ ("Executive"), an individual.

                                 WITNESS THAT:

WHEREAS, Executive has been effective in his or her service to the Company and its subsidiaries, and the Company recognizes the valuable services that Executive has rendered and desires to be assured that Executive will continue his or her active participation in the business of the Company; and

WHEREAS, Executive is willing to serve the Company and its subsidiaries but desires assurance that in the event of any change in control of the Company that Executive will continue to have the opportunity of employment as provided under the terms of this Agreement;

     NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein, Company and Executive hereby agree as follows:

1. Term. This Agreement shall commence on the date hereof and end on the last day of April, 2005 unless terminated or extended prior to that date. On April 30, 2003 and the last day of April every year thereafter, this Agreement shall be automatically extended one additional year unless, prior to such last day of April, the Company shall have delivered to Executive or Executive shall have delivered to the Company written notice that the Executive's employment hereunder will not be so extended. Anything in this Paragraph 1 to the contrary notwithstanding, Executive and Company shall each have the right to terminate this Agreement at any time by a 60 day written notice to the other; provided, however, that such 60 day termination right shall no longer be available to the Company after a change in control of the Company.

2. Compensation. Executive's cash compensation shall be reviewed and set annually either by the Board of Directors of the Company or by the Compensation Committee of the Board of Directors. Such cash compensation shall be paid either by the Company or by a subsidiary of the Company designated by the Board of Directors of the Company. The salary portion of cash compensation shall be paid to Executive in

                                       (1)
twenty-four equal installments during the year. The cash bonus portion, if any, shall be paid no later than 90 days following the end of the year in which it is earned. Subsequent to a change in control of the Company, Executive's total cash compensation (salary plus bonus) may not be reduced below the level in effect immediately prior to the change in control.

3. Duties. Executive shall perform the duties assigned from time to time by the Board of Directors of the Company.

4. Death. The Company's obligations under this Agreement shall terminate on the last day of the month in which Executive's death occurs. Any payments then due to Executive shall be made to Executive's estate. Such payments shall include the cash salary payment for the month in which Executive's death occurred (if not previously made) and a cash bonus payment in accordance with the Company's cash bonus program.

5. Executive Departure. If either the Company or Executive believes, after a change in control of the Company, that Executive is not able, or will not in the future be able, to perform the assigned duties hereunder, Company or Executive, as the case may be, shall so notify the other whereupon Executive's employment shall cease without jeopardizing any rights to compensation under the terms of Paragraph 2 for the remaining term of the Agreement. The compensation paid Executive after cessation of employment pursuant to this Paragraph 5 shall be considered severance pay.

6. Noncompete and Secrets. Anything in this Agreement to the contrary notwithstanding, Executive's breach of the Sigma-Aldrich Company Employment Agreement and Supplement to Agreement, which is expressly made a part hereof and is appended hereto as Exhibit 1, shall relieve the Company of its obligations under this Agreement except for the payment of any compensation due Executive to the date of such breach.

7. For purposes of this Agreement, a "change in control" of the Company shall be deemed to have occurred if:

     (a) Individuals who constitute the incumbent board cease for any reason to constitute at least a majority of the Board of Directors. The "incumbent board" means the group of directors consisting of (i) those individuals who, as of the effective date of this Agreement, constituted the Board of Directors and (ii) any individuals who become directors subsequent to such effective date whose appointment,

                                      (2)
election or nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then comprising the incumbent board, excluding, however, members of the incumbent board who are no longer serving as directors. The incumbent board shall exclude any individual whose initial assumption of office occurred (i) as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person (other than a solicitation of proxies by the incumbent board) or (ii) with the approval of the incumbent board but by reason of any agreement intended to avoid or settle a proxy contest.

     (b) More than 25% of (i) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors ("outstanding Company voting securities") or (ii) the then outstanding shares of the Company's common stock ("outstanding Company common stock") is directly or indirectly acquired or beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule thereto) by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), provided, however, that the following acquisitions and beneficial ownership shall not constitute changes in control pursuant to this subsection (b):

          (A) any acquisition or beneficial ownership by the Company or a subsidiary, or

          (B) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of more of its subsidiaries.

     (c) Consummation of a reorganization, merger, share exchange or consolidation (a "business combination"), unless in each case following such business combination:

          (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and outstanding Company voting securities immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such business

                                      (3)
     combination (including, without limitation, an entity that as a result of such transaction owns the Company through one or more subsidiaries);

          (ii) no individual, entity or group (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such business combination) beneficially owns, directly or indirectly, more than 25% of, respectively, the then outstanding shares of common stock of the corporation resulting from such business combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors or other governing body of the entity resulting from such business combination, except to the extent that such individual, entity or group owned more than 25% of the outstanding Company common stock or outstanding Company voting securities prior to the business combination; and

          (iii) at least a majority of the members of the board of directors or other governing body of the entity resulting from such business combination were members of the incumbent board at the time of the execution of the initial agreement, or of the action of the Board of Directors, approving such business combination.

     (d) The Company shall sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions).

     (e) The shareholders of the Company shall approve a plan liquidate or dissolve the Company, and the Company shall commence such liquidation or dissolution.

8. Offset. Subsequent to a change in control and a cessation of Executive's employment with the Company or any subsidiary, to the extent that Executive shall receive compensation for personal services from employment other than with Company during the term of this Agreement, the amounts so earned shall be offset against the amounts due under this Agreement and shall serve to reduce such amounts due.

9. Modification. This Agreement may be modified only upon the written consent of the Company and Executive.

                                       (4)

10. Legal Expenses. In the event that Executive institutes any legal action to enforce the rights under, or to recover damages for breach of this Agreement, Executive, if the prevailing party, shall be entitled to recover from the Company any reasonable expenses actually incurred for attorney's fees and disbursements.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the specified date indicated.


COMPANY:                                 EXECUTIVE:


By:                                      By:
   -------------------------------          --------------------------------
      Name:                                    Name:
           -----------------------                  ------------------------
      Title:                                   Title:
            ----------------------                   -----------------------

Date:
     -----------------------------

                                       (5)

                                                                       Exhibit 1

                [LOGO OF SIGMA-ALDRICH CORPORATION APPEARS HERE]

                  AGREEMENT between SIGMA-ALDRICH CORPORATION and


                  -----------------------------------------------


     In consideration of the compensation and other benefits of my employment or continued employment by Sigma-Aldrich Corporation (the Company) and of other valuable consideration, I agree as follows:

CONFIDENTIAL INFORMATION

     I recognize that the Company is engaged in the business of research, development, manufacture and sale of chemicals, chemical products and allied activities, which business requires for its successful operation the fullest security of its Confidential Information of which I will acquire knowledge during the course of my employment.

     As used in this agreement, "Confidential Information" means all technical and business information of the Company, or which is learned or acquired by the Company from others with whom the Company has a business relationship in which, and as a result of which, similar information is revealed to the Company, whether patentable or not, which is of a confidential, trade secret and/or proprietary character and which is either developed by me (alone or with others) or to which I shall have had access during my employment. Confidential Information shall include all data, designs, plans, notes, memoranda, work sheets, formulas, processes, patents, customer and supplier lists.

     I shall use my best efforts and diligence both during and after my employment with the Company, regardless of how, when or why my employment ends to protect the confidential, trade secret and/or proprietary character of all Confidential Information. I shall not, directly or indirectly, use (for myself or another) or disclose any Confidential Information, for so long as it shall remain proprietary or protectible as confidential or trade secret information, except as may be necessary for the performance of my duties for the Company.

     I shall promptly deliver to the Company, at the termination of my employment or at any other time at the Company's request, without retaining any copies, all documents and other material in my possession relating, directly or indirectly, to any Confidential Information.

     Each of my obligations in this section shall also apply to the confidential, trade secret and proprietary information learned or acquired by me during my employment from others with whom the Company has a business relationship.

COMPETITIVE ACTIVITY

     I shall not, directly or indirectly (whether as owner, partner, consultant, employee or otherwise), at any time during the period of my employment by the Company and for a period of two years following termination of my employment, regardless of how, when or why my employment ends, engage in or contribute my knowledge to or invest in any business that is engaged in any work or activity that involves a product, process, service or development which is then competitive with and the same as or similar to a product, process, service or development on which I worked or with respect to which I had access to Confidential Information while with the Company. However, I shall be permitted to engage in such proposed work or activity, and the Company shall furnish me a written consent to that effect signed by an officer, if I shall have furnished to the Company clear and convincing written evidence, including assurances from me and my new employer, that the fulfillment of my duties in such proposed work or activity would not cause me to disclose, base judgments upon, or use any Confidential Information, including information relating to the identity of or products supplied to or purchased from the customers or suppliers of the Company.

     Following expiration of said two-year period, I shall continue to be obligated under the "Confidential

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Information" section of this Agreement not to use or to disclose Confidential
Information so long as it shall remain proprietary or protectible as confidential or trade secret information.

     Following termination of my employment for any reason, I agree to advise the Company of my new employer, work location and job responsibilities within ten days after accepting new employment. I further agree to keep the Company so advised of any change in my employment for two years following termination of my employment with the Company.

     I understand that it is not the intention of this Agreement to prevent me from earning a livelihood, and I agree nothing in this Agreement would prevent me from earning a livelihood utilizing my general purchasing, sales, professional or technical skills in any of the hospitals, businesses, research or manufacturing facilities of companies which are not directly or indirectly in competition with the Company.

     I agree that while employed by the Company and for a period of two (2) years following termination of employment, regardless of how, when or why my employment ends, I shall not in any manner or in any capacity, directly or indirectly, for myself or any other person or entity, actually or attempt: (a) to solicit any customer or potential customer of the Company for the purpose of selling any products competitive with products sold by the Company, or otherwise interfere with or take away any customer or potential customer of the Company or the business of any such customer or potential customer; or (b) to interfere with the Company's relationship with any customer or supplier of the Company.

     The term "customer" shall mean any person or entity to whom the Company has sold any products (a) in the case of on-going employment, during the twenty-four
(24) calendar months immediately preceding any dispute under this paragraph and,
(b) in the case of employment having ended, the twenty-four (24) calendar months preceding termination of employment. The term "potential customer" shall mean any person or entity who, during the applicable twenty-four (24) month period described above has (a) been involved in discussions or negotiations with the Company for products sold by the Company; (b) initiated contact with the Company in order to obtain information regarding products sold by the Company; (c) been the subject of repeated personal contacts by me and/or any other Company employee for purposes of soliciting business for the Company; or (d) been the subject of the Company's efforts to gather, learn or evaluate information which may help the Company obtain any future order from such person or entity.

IDEAS, INVENTIONS, DISCOVERIES

     I shall promptly disclose to the Company all ideas, inventions or discoveries, whether or not patentable, which I may conceive or make (alone or with others) during my employment, whether or not during working hours, and which, directly or indirectly,
     (a) relate to matters within the scope of my duties or field of responsibility during my employment with the Company; or
     (b) are based on my knowledge of the actual or anticipated business or interest of the Company; or
     (c) are aided by the use of time, materials, facilities or information of the Company.

     I hereby assign to the Company or its designee, without further compensation, all of the right, title and interest in all such ideas, inventions or discoveries in all countries of the world.

     Without further compensation but at the Company's expense, I shall give all testimony and execute all patent applications, rights of priority, assignments and other documents and in general do all lawful things requested of me by the Company to enable the Company to obtain, maintain and enforce protection of such ideas, inventions and discoveries for and in the name of the Company or its designee (as the case may be) in all countries of the world. However, should I render any of these services during a two-year period following termination of my employment, I shall be compensated at a rate per hour equal to the basic salary I received from the Company at the time of termination and shall be reimbursed for reasonable out-of-pocket expenses incurred in rendering the services.

GENERAL

     If I am employed by an affiliate of the Company and have not entered into a superseding agreement with my new employer covering the subject matter of this Agreement, then this Agreement shall continue in effect and my new employer shall be termed "the Company" for all purposes hereunder and shall have the right to enforce this Agreement as my employer. In the event of any subsequent employment by the Company or any other affiliate, my new employer shall succeed to all rights under this Agreement so long as such employer shall be an affiliate of the Company and so long as this Agreement has not been superseded.

     As used in this Agreement, an "affiliate" of the Company shall mean any parent or subsidiary of the Company, and company owned or controlled by any parent of the Company as well as any subsidiary of such companies and any company or corporation with which the Company has a contractual or ongoing business relationship which requires the Company and such other company or corporation to agree to noncompetition or non-disclosure covenants similar to or the same as those contained herein.

     The Company and I shall have the right to terminate my employment at any time by giving at least 14 days written notice to the other party; provided, however, the Company may terminate my employment without notice at any time for any cause deemed by it to be a breach of my employment duties or of any of my obligations under this Agreement. The Company, at its option, may elect to pay my salary for the notice period instead of continuing my active employment during that period.

     I hereby acknowledge that damages for the violation of the provisions contained in this Agreement will not give full and sufficient relief to the Company, and I agree that in the event of any violation of any of said provisions the Company shall be entitled to injunctive relief against violation thereof, in addition to any other rights it may have by reason of said violation.

     This Agreement shall be interpreted under the laws of the State of Missouri, St. Louis County Circuit Court or the U.S. District Court for the Eastern District of Missouri as the exclusive Forum to resolve any dispute. If any provision of this Agreement is held invalid in any respect, it shall not affect the validity of any other provision of this Agreement. If any provision of this Agreement is held to be unreasonable as to time, scope or otherwise, it shall be construed by limiting and reducing it so as to be enforceable under then applicable law.

This Agreement is signed in duplicate, as of the __ day of ______________, 2001.

SIGMA-ALDRICH CORPORATION


By
  -----------------------------------------

Terry Colvin           V.P. Human Resources
-------------------------------------------
Typed Name and Title


-------------------------------------------
Signature of Employee


-------------------------------------------
Typed Name of Employee

                             SIGMA CHEMICAL COMPANY
                             Supplement to Agreement

In addition to the AGREEMENT, which Sigma Chemical Company (the Company) and I have signed, the conditions of my employment with the Company include the following:

Date of Employment                           Salary
                   -----------------------          ----------------------------
Position                                     Department
         ---------------------------------              ------------------------

PAY PERIOD - Semi-Monthly.

VACATION - The vacation year begins on April 1 and ends on March 31. I will receive .83 days of vacation for each full month of service until I reach April 1 following completion of one year of service. I may use this time in full-day and half-day increments. Upon completion of the specified number of years of service, I will be entitled to the following vacations:

 1 year: 2 weeks    5 years: 3 weeks    15 years: 4 weeks    25 years: 5 weeks

In addition, upon completion of the anniversary years of 25, 30, 40 and 45 years of service, employees receive an additional bonus week of vacation for a total of 6 weeks.

In order to be eligible for any unused vacation pay on termination of employment, I must give _____ days written notice.

PAID HOLIDAYS - New Year's Day, Memorial Day, July 4, Labor Day, Thanksgiving
                Day, Friday after Thanksgiving and Christmas Day.

PERSONAL CHOICE PAID HOLIDAYS - I may take one Personal Choice Holiday (PCH) as of the following dates:

--------------------------------------------------------------------------------
Then beginning in _____, I may take four Personal Choice Holidays during each calendar year.


MAJOR MEDICAL INSURANCE - I will be eligible to participate in a Major Medical Insurance Program for such expenses as hospital care, surgery, in-hospital doctor visits, diagnostic services, and certain out-patient and emergency care, beginning 30 days after date of employment. (Please check with a benefits coordinator in reference to pre-existing conditions and related benefit limitations.) Dependent coverage is available.

LIFE INSURANCE - I will be covered by a Company-paid Life Insurance Program beginning 30 days after date of employment. The value of the policy is equal to one and one-half of my annual salary. In addition to Life Insurance, the Program provides Accidental Death and Dismemberment Insurance equal to the Life Insurance coverage.

DISABILITY INSURANCE - I will be covered by a Company-paid Disability Insurance Program beginning 6 months after date of employment with benefits of two-thirds of my salary.

DENTAL INSURANCE - I will be eligible to participate in a Dental Insurance Program beginning 30 days after date of employment.

RETIREMENT - A Company-paid Retirement Plan is in addition to Social Security benefits.

TUTITION REIMBURSEMENT - After 6 months of employment, regular full-time employees can be reimbursed for up to $2,500 of tuition expense annually for job related courses or courses taken in pursuit of a degree that would prepare the employee to advance within the Company.

I will receive a performance evaluation at intervals during the first six months of my employment.

I will devote my full-time and effort to the conscientious performance of my duties and while employed by the Company, will refrain from engaging, directly or indirectly, in any other business.

Sigma Chemical Company is an Equal Opportunity Employer and will not discriminate against any employee on the basis of age, race, color, religion, sex, national origin or handicap.

I have received the Employee Handbook that explains what I can expect of the Company and what the Company expects of me.

SIGMA CHEMICAL COMPANY

By
   -----------------------------------    --------------------------------------
Human Resources                           Signature of Employee        Date

--------------------------------------    --------------------------------------
Typed Name and Title                      Typed Name of Employee